Exhibit 10.6

ACCOUNT CONTROL AGREEMENT

Date:                      28 August 2006

Parties

Citibank Ireland Financial Services plc, as “Secured Party”

FLAGSTONE REINSURANCE LIMITED, a company organized and existing under the laws of Bermuda as “Pledgor”

STATE STREET BANK AND TRUST, as “Bank”

Account Number:                FLGM

(this “Agreement”)

Background

Pledgor has granted Secured Party a security interest in the financial assets in the securities account identified above (the “Account”), maintained by Bank for Pledgor, (including any security entitlement) and in the Account. The parties are entering into this Agreement to provide for the control of the Account as a means to perfect the security interest of Secured Party. Bank has no responsibility to Secured Party in respect to the validity or perfection of such security interest otherwise than to act in accordance with the terms and conditions of this Agreement.

Agreement

1.             The Account

Bank represents and warrants to Secured Party that Bank maintains the Account. Bank represents and warrants that except for the claim and interest of Pledgor, Secured Party, or the claim of Bank as provided in Section 4 of this Agreement, Bank does not know of any claim to or interest in the Account or any financial assets credited thereto. Bank, Pledgor and Secured Party agree that the Account is a “Securities Account” as that term is defined In Section 8-501(a) of the Uniform Commercial Code as in effect from time to time in the State of New York (the “NYUCC”). Bank, Pledgor and Secured Party agree that each item of property (whether investment property, financial asset, security, instrument) credited to the Account shall be treated as a “Financial Asset” within the meaning of Section 8-102(a)(9) of the NYUCC. For the avoidance of doubt, cash shall not be included within the definition of “Financial Asset” for the purposes of the Section 1.

2.             Control by Secured Party

Bank will comply with all notifications it receives directing it to transfer or redeem any Financial Assets credited to the Account (each an Entitlement Order as defined in Section 8-102(a)(8) of the NYUCC) originated by Secured Party and shall otherwise treat Secured Party as entitled to exercise the rights in respect of any Financial Asset credited to the Account without further consent by Pledgor. This provision is intended to grant Secured Party control of all Security Entitlements in the Account for the purposes of section 9-106(c) of the NYUCC.

3.             Pledgor’s Rights in Account

Subject to this Section 3, until Bank receives an Entitlement Order from the Secured Party, Bank may accept and comply with any “Entitlement Order” from Pledgor with regard to the Account or any Financial Asset as follows:

3.01                                                Until Bank receives an Entitlement Order from Secured Party, Bank shall distribute to Pledgor all cash distributions received in regard to Financial Assets in the Account. Cash distributions do not include any principal received upon sale, redemption or maturity of a Financial Asset, and any such cash will be held for the benefit of Secured Party.

3.02                                                Bank shall provide Secured Party with electronic access to view holdings and activity in the Account.

3.03                                                Pledgor shall not direct Bank to release any of the Financial Assets in the Account or to close the Account and Bank agrees that it will not release any of the Financial Assets in the Account or close the Account without Secured Party’s consent. For this purpose the term “release” shall be broadly construed to include release for any purpose, including (without limitation) release for settlement of a sale, release for the purposes of substituting new Financial Assets, release “free” without consideration and any other manner of leaving the Account. Secured Party will consent to the release of the Financial Assets provided that with respect to such Financial Assets, the following procedure is adhered to:

(a)                     Pledgor will determine (the “Determination”) that the Financial Assets remaining in the Account will be equal to or exceed the aggregate value determined by Secured Party from time to time (the “Required Account Value”) and to determine this shall diligently and in good faith:

(i)                       determine that the remaining Financial Assets are eligible as collateral as specified in Exhibit A hereto; and

(ii)                    use the mark-to-market value provided by pricing services used by Bank in connection with the valuation of Financial Assets under similar account control arrangements or for Bank’s trust accounts; provided that in determining if the remaining Financial Assets are sufficient Pledgor shall use the mark-to-market values of the Financial Assets reported by such services not more than the Bank Business Day (as defined below) prior to the withdrawal or distribution of any Financial Asset. Any Financial Asset that cannot be valued as provided herein and any Financial Asset subject to Bank’s lien specified in Section 4 shall have no value in determining if the Financial Assets to remain in the Account are sufficient for the purposes of meeting the Required Account Value.

(b)                    If following the Determination, Pledgor has come to the reasonable conclusion that by requesting a Financial Asset to be released, the Financial Assets remaining in the Account will be equal to or in excess of the Required Account Value (a “Positive Determination”), Pledgor will fax:

(i)                       the instruction relating to the Financial Assets that it wishes to be released (the “Instruction”); and

(ii)                    the value of the Financial Assets that are currently in the Account (in the form of a portfolio valuation statement compiled by Bank and in a form acceptable to Secured Party) and the value of the Financial Asset (and if applicable any Financial Asset which will be substituted for such Financial Asset) that it wishes to be released (all as calculated in accordance with the methodology in Subsection 3.03(a)), to Secured Party for the attention of its Collateral Monitoring Unit on +44 207 500 2345 (or such other number as Secured Party may notify Pledgor of from time to time) so that it is received by Secured Party (unless Secured Party agrees otherwise) at least three Business Days (excluding the day upon which it is received and the day upon which such instruction is intended to take effect) before the day upon which such instruction is intended to take effect;

(c)                     Secured Party will then consider the Positive Determination and if it agrees with it, will approve the Instruction (by the affixing of the signatures of two of the persons who appear in Exhibit B hereto (each being an “Authorised Signatory”) as amended and advised in writing to Pledgor by Secured Party from time to time) and will return it by fax to Pledgor on +1 (441) 296-9879 (or such other number as Pledgor may notify Secured Party of from time to time) within 48 hours of receipt. Once signed in this manner by Secured Party, the Instruction becomes an “Endorsed Instruction”.

(d)                    Pledgor will then fax the Endorsed Instruction to Bank for processing on +1 (617) 537 5090 (or such other number as Bank may notify Pledgor of from time to time).

(e)                     Secured Party and Bank shall have no responsibility for any loss or liability of any nature (direct or indirect) suffered by the Pledgor as a result of any failure to transmit funds or to sell, purchase, or otherwise dispose of commodities or securities (or any delay in transmitting funds or selling, purchasing, or otherwise disposing of commodities or securities) or because the approval given by Secured Party in this Section 3 is either delivered late or not forthcoming.

(f)                       In this Section a “Business Day” shall be construed as a reference to a day (other than a Saturday or Sunday) on which the New York Stock Exchange is open for business.

(g)                    Should there be any difficulties with fax transmissions between any of the Parties, the relevant Parties will attempt to effect delivery using another method as agreed between them.

3.04                                                Pledgor and Bank shall be entitled to rely:

(a)                     (subject to Subsection 3.04(b)) upon an Endorsed Instruction which it believes in good faith to have been signed by any two of the Authorised Signatories; and

(b)                    until notified by Secured Party to the contrary, upon the continued authority of any Authorised Signatory to endorse an Instruction.

3.05                                                If Secured Party gives Bank an Entitlement Order notifying Bank that Secured Party will exercise exclusive control over the Account, Bank will cease complying with Entitlement Orders or other directions concerning the Account originated by Pledgor.

4.                                       Priority of Secured Party’s Security Interest

Bank subordinates in favor of Secured Party any interest, lien or right of setoff it may have, now or in the future, against the Account or Financial Assets credited to the Account; provided, however, Bank will retain its prior lien on a Financial Asset credited to the Account where Bank has paid for such Financial Asset but has not received payment therefor from Pledgor and for payment of its customary fees and expenses pursuant to the agreement under which the Account is maintained (the “Custody Agreement”), including any overdraft fees.

Bank will not agree with any third party that Bank will accept or comply with Entitlement Orders originated by the third party in regard to the Account or any Financial Asset credited to the Account.

5.                                       Statements, Confirmations and Notices of Adverse Claims

5.01                   (a)     Notwithstanding Subsection 5.02, Bank will by 9am GMT on every day that banks are generally open for business in the country where the Financial Assets are deposited (a “Bank Business Day”) deliver to Secured Party by Swift (or such other method as Secured Party may reasonably specify) via MT535 to CITIIE2XTRD (or such other address as Secured Party may notify Bank of from time to time) a statement in a form reasonably acceptable to Secured Party of the Financial Assets credited to the Account (including but not limited to detailing the Financial Assets both individually and in aggregate) as at close of business on the prior Bank Business Day (the “Daily Statement”).

(b)    Bank will also within five Bank Business Days of the date of this Agreement:

(i)                        inform Secured Party of a further method by which it will deliver the Daily Statement as a contingency in the case of failure relating to the method by which Bank will usually deliver the Daily Statement, such contingent method to be agreed by Secured Party; and

(ii)                     provide Secured Party with a list of persons and their accompanying contact details (which Bank will update from time to time and provide to Secured Party promptly after such update) with whom Secured Party may liaise in respect of the Daily Statement.

5.02                                                Notwithstanding the provisions of Subsection 5.01, Bank will send copies of all statements and confirmations for the Account simultaneously to Pledgor and Secured Party. Upon initial deposit of Financial Assets into the Account and not less than monthly, Bank shall provide Secured Party with a report of the valuation of the Financial Assets in the Account determined as required in Section 3 of this Agreement. Bank will use reasonable efforts promptly to notify Secured Party and Pledgor if any other person claims a property interest in the Account or any Financial Asset credited to the Account. Pledgor shall cause Secured Party to be provided with current information concerning the Account via an on-line service of the Bank by designating Secured Party as an Authorized User thereunder.

6.                                                            Bank’s Responsibility

Bank shall have no responsibility or liability with respect to changes in any securities in the Account or changes in their value relative to other currencies or securities, or for any deduction for taxes, levies, or otherwise from deposits made with any depository, or for any blockage, confiscation or expropriation, limitation of transferability, or any other action by any government, de facto or de jure, which affects or could affect the same, or for any other occurrence beyond its control.

Except for permitting a withdrawal or delivery in violation of Section 3, Bank will not be liable to Secured Party for complying with Entitlement Orders from Pledgor that are received by Bank before Bank receives and has a reasonable opportunity to act on an Entitlement Order from Secured Party.

Bank will not be liable to Pledgor for complying with an Entitlement Order originated by Secured Party even if Pledgor notifies Bank that Secured Party is not legally entitled to issue the Entitlement Order or notice of exclusive control, unless:

(a)                     Bank takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process; or

(b)                    Bank acts in bad faith with Secured Party in violating Pledgor’s rights.

This Agreement does not create any obligation of Bank except for those expressly set forth in this Agreement. In particular, Bank need not investigate whether Secured Party is entitled under Secured Party’s agreement with Pledgor to give an Entitlement Order. Bank may rely on notices and communications it believes given by the appropriate party.

Bank will maintain the Account and Financial Assets in the same manner as it maintains accounts and assets for its custodial customers generally. During the term of this Agreement, Bank will remain a securities intermediary within the meaning of such term in Section 8-102(a)(14) of the NYUCC and 31 C.F.R. 357.2.

From and after the time Secured Party sends an Entitlement Order to Bank, Secured Party shall be entitled to direct the Bank with respect to the Account and the Financial Assets held therein without consent of the Pledgor.

7.                                                            Indemnity

Pledgor will indemnify, defend and hold harmless Bank, its partners, officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including reasonable attorney’s fees and disbursements), except to the extent such claims, liabilities, and expenses arise from the Bank’s negligence, bad faith or wilful misconduct.

8.                                                            Termination; Survival

Secured Party may terminate this Agreement by 30 days’ written notice to Bank and Pledgor. Bank or Pledgor may terminate this Agreement on 30 days’ written notice to all of the other parties. Upon receipt of a notice of termination from Pledgor, Bank shall cease accepting any Entitlement Order from Pledgor, as specified in Section 3, and any previous Entitlement Order delivered by Pledgor but not yet satisfied shall be deemed to be of no further force and effect.

If Secured Party notifies Bank that its security interest in the Account or all of the Financial Assets therein has terminated, this Agreement will immediately terminate.

Section 6, “Bank’s Responsibility” and 7, “Indemnity,” will survive termination of this Agreement.

9.                                                            Governing law

This Agreement and the Account (including all interests, duties and obligations with respect thereto) will be governed by the laws of the State of New York. Bank may not change the law governing the Account without Secured Party’s express written agreement.

10.                                                      Entire agreement

This Agreement is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

11.                                                      Amendments

No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

12.                                                      Severability

To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

13.                                                      Successors and assigns

A successor to or assignee of Secured Party’s rights and obligations under the Pledge Agreement dated 28 August 2006 between Secured Party and Pledgor will succeed to Secured Party’s rights and obligations under this Agreement.

14.                                                      Notices

A notice or other communication to a party under this Agreement will be in writing, (including facsimile) (except that Entitlement Orders shall be given in accordance with procedures as Bank may reasonably specify), will be sent to the party’s address set forth below or to such other address as the party may notify the other parties and will be effective on receipt.

15.                                                      Counterparts

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

16.                                                      Representations

Each party hereto hereby represents and warrants that the individual executing this Agreement on its behalf has the requisite power and authority to do so and to bind it to the terms of this Agreement.

SIGNATURES

BY:	/s/ Peadar Mac Canna
For and on behalf of Citibank Ireland Financial Services plc Insurance Letter of Credit Department 2nd Floor 1 North Wall Quay Dublin 1 Republic of Ireland

/a/ David Brown
BY:	/s/ James O'Shaughnessy
For and on behalf of Flagstone Reinsurance Limited Crawford House 23 Church Street Hamilton HM 11 Bermuda

BY:	/s/ Wayne Persythe
For and on behalf of State Street Bank and Trust One Lincoln Center 1 Lincoln Street Boston, MA 02111-2900 Swift Address: SBOSUS3N

EXHIBIT A

AGREEMENT AS REGARDS THE COMPOSITION OF COLLATERAL TO BE PROVIDED REMAINS TO BE FINALISED, SUBJECT HOWEVER TO THE FOLLOWING (1) THAT THE FINANCIAL ASSETS PROVIDED ARE INCLUDED IN ONE OR MORE OF THE CATEGORIES BELOW WITH RELEVANT MARGINS APPLIED AND (2) THAT CATEGORY C FINANCIAL INSTRUMENTS SHALL AT NO TIME COMPRISE MORE THAN 10% IN VALUE OF THE OVERALL REQUIRED ACCOUNT VALUE.

Financial Assets Eligible For Valuation as Collateral

A.

Securities issued by Corporations, each rated AA or AA equivalent or better (and not more than 10% by value of the Charged Portfolio shall be represented by Securities issued by any one issuer and each bond within the Charged Portfolio shall mature not more than 10 years after the date on which it comes within the Charged Portfolio).

Margin Applied for Determining Required Account Value: 15%

B.

Securities issued by the US government or its agencies (whose debt obligations are fully and explicitly guaranteed as to the timely payment of principal and interest by the full faith and credit of the US government) or the central government of an OECD (Organisation for Economic Co-operation and Development) country, in each case rated AA or AA equivalent or better.

Margin Applied for Determining Required Account Value: 10%

C.

Securities issued by Corporations, each rated A or A equivalent or better (and not more than 10% by value of the Charged Portfolio shall be represented by Securities issued by any one issuer and each bond within the Charged Portfolio shall mature not more than 10 years after the date on which it comes within the Charged Portfolio);

Margin Applied for Determining Required Account Value: 17.5%

The initial Required Account Value is: USD$200,000,000 (Two Hundred Million United States Dollars)

EXHIBIT B

AUTHORISED SIGNATORIES OF SECURED PARTY FOR THE PURPOSES OF
ENDORSING AN INSTRUCTION

FULL NAME	TITLE	TELEPHONE NO	SIGNATURE
Andrew Lindsay	Department Manager	00 353 (0) 1 622 0210

Stephane Jauny	Insurance Letter of Credit/Collateral Monitor section Manager	00 353 (0) 1 622 0239

Paul Greene	Collateral Monitor Manager	00 353 (0) 1 622 2000

Katerina Moschona	Insurance Letter of Credit Manager	00 353 (0) 1 622 2000

Peadar Maccanna	Insurance Letter of Credit Product Manager	00 353 (0) 1 622 4567